UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

As previously disclosed, Melissa Thomas was appointed as the Chief Accounting Officer and Treasurer of Groupon, Inc. (the “Company”), effective November 30, 2018. On November 28, 2018, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the compensation in connection with Ms. Thomas’ appointment as Chief Accounting Officer and Treasurer.

In connection with her appointment, Ms. Thomas will receive an annual base salary of $325,000 and will be eligible for an annual performance bonus with a target amount of 50% of base salary.

In addition, as part of the Company’s 2019 annual compensation review process for senior executives, Ms. Thomas will receive an award of restricted stock units (“RSUs”) and target performance share units (“PSUs”) under the Groupon, Inc. 2011 Incentive Plan, as amended, with an aggregate value of $412,500. The actual number of RSUs and target PSUs is subject to approval by the Compensation Committee and will be calculated in a manner consistent with that of other senior executives.

Ms. Thomas’ RSU award will vest in equal installments over a four-year period, with the specific vesting schedule to be determined in a manner consistent with the vesting schedules for other senior executives. Ms. Thomas’ PSUs will have a maximum payout capped at 200% of the target award. The actual number of PSUs earned, if at all, will be determined based on the Company meeting specific performance objectives to be established by the Compensation Committee within the first 90 days of 2019. PSUs earned, if any, will vest one-fourth in 2020 following the Compensation Committee’s certification of the performance objectives, and in equal installments in January of each subsequent year. The vesting of RSUs and issuance of PSUs are subject to Ms. Thomas’ continued employment with the Company at the end of the performance period and on the vesting dates, as applicable.

Under Ms. Thomas’ severance benefit agreement, she will receive severance benefit amounts upon a termination of employment without Cause or for Good Reason equal to six months of salary and benefits, the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the six month period following termination, and vesting of a pro-rated portion of her outstanding performance-based equity awards for the applicable performance period (subject to the Compensation Committee’s certification of the performance objectives following the end of the performance period). In the event that Ms. Thomas’ employment is terminated in connection with a change in control of the Company, she will receive an amount equal to 12 months of salary and benefits and the accelerated vesting of 50% of her outstanding equity awards. The description of the terms of Ms. Thomas’ severance benefit agreement is not complete and is qualified in its entirety by the form of severance benefit agreement filed as Exhibit 10.1 to the Form 10-Q for the quarter ended March 31, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: November 30, 2018	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer